   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1999.

                                            REGISTRATION STATEMENT NO. 333-89825
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                   AMENDMENT

                                    NO. 2 TO

                                    Form S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                               CUMULUS MEDIA INC.
             (Exact name of Registrant as specified in its charter)

              ILLINOIS                                  4832                                 36-4159663
  (State or Other Jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
   Incorporation or Organization)           Classification Code Number)                 Identification No.)

   111 EAST KILBOURN AVENUE, SUITE 2700, MILWAUKEE, WI 53202, (414) 615-2800 (Address, Including Zip Code and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                      ------------------------------------
                     RICHARD W. WEENING, EXECUTIVE CHAIRMAN
                 LEWIS W. DICKEY, JR., EXECUTIVE VICE CHAIRMAN
                               CUMULUS MEDIA INC.
                      111 EAST KILBOURN AVENUE, SUITE 2700
                              MILWAUKEE, WI 53202
                                 (414) 615-2800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   COPIES TO:

               WILLIAM F. SCHWITTER, ESQ.                                GEORGE R. KROUSE, JR., ESQ.
          PAUL, HASTINGS, JANOFSKY & WALKER LLP                          SIMPSON THACHER & BARTLETT
                     399 PARK AVENUE                                        425 LEXINGTON AVENUE
                NEW YORK, NEW YORK 10022                                  NEW YORK, NEW YORK 10017
                     (212) 318-6000                                            (212) 455-2000

                      ------------------------------------
    Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE


- -----------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
                                        AMOUNT TO            OFFERING PRICE       AGGREGATE OFFERING        REGISTRATION
TITLE OF SHARES TO BE REGISTERED      BE REGISTERED          PER SHARE (1)            PRICE (1)                 FEE
- -----------------------------------------------------------------------------------------------------------------------------
  Class A common stock, par
value $0.01 per share.........     4,600,000 shares (2)         $36,375              $167,325,000           $46,517 (3)
- -----------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Includes 600,000 shares issuable upon exercise of the Underwriters' over-allotment option.

(3) $43,399 of the registration fee was previously paid in connection with the Company's filings on October 28, 1999 and November 4, 1999.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the distribution of the securities being registered are set forth in the following table (all amounts except the registration fee, the NASD fee and the Nasdaq National Market fee are estimated):


Registration fee............................................    $   46,517
NASD fee....................................................        15,680
Nasdaq National Market fee..................................        17,500
Printing expenses...........................................       150,000
Legal fees and expenses.....................................       250,000
Accounting fees and expenses................................       250,000
Blue sky fees and expenses (including attorneys' fees)......        50,000
Transfer agent fee..........................................        25,000
Miscellaneous...............................................       447,500
                                                                ----------
       TOTAL................................................    $1,252,197
                                                                ==========


- ------------
* To be completed by amendment.

     All expenses in connection with the issuance and distribution of the Class A common stock being offered will be borne by the Company (other than selling commissions).

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company maintains officers' and directors' liability insurance which will insure against liabilities that officers and directors of the Company may incur in such capacities. The Company has also entered into indemnification agreements with its directors and officers.

     Reference is made to the Proposed Form of Underwriting Agreement filed as
Exhibit 1.1 which provides for indemnification of the directors and officers of the Company signing the Registration Statement and certain controlling persons of the Company against certain liabilities, including those arising under the Securities Act in certain instances, of the Underwriters.

ITEM 16. EXHIBITS.

     There are filed with the Registration Statement the following exhibits:


EXHIBIT NO.                          DESCRIPTION
- -----------                          -----------
1.1**        Form of Underwriting Agreement between the Registrant and
             the Underwriters.
2.1*         Asset Purchase Agreement and Plan of Reorganization by and
             between Cumulus Media Inc., Broadcast Software International
             Inc. and Ron Burley, dated as of September 15, 1999.
2.2*         Option Agreement by and between Cumulus Broadcasting
             Company, Inc., Cumulus Licensing Corp., Cumulus Wireless
             Services Inc. and Green Bay Broadcasting Company, Inc.,
             dated as of September 15, 1999.
2.3****      Asset Purchase Agreement by and between Cumulus
             Broadcasting, Inc., Cumulus Licensing Corp., Cumulus
             Wireless Services Inc., C.F. Radio, Inc., Cape Fear Radio,
             LLC, Cape Fear Broadcasting Company and Cape Fear Tower
             Systems, LLC dated as of September 23, 1999.
2.4****      Asset Purchase Agreement dated as of April 2, 1999, by and between Cumulus Broadcasting, Cumulus Licensing, Cumulus
             Wireless and Phillips Broadcasting Company, Inc.

EXHIBIT NO.                          DESCRIPTION
- -----------                          -----------
2.5****      Asset Purchase Agreement dated as of March 9, 1999 by and
             between Cumulus Broadcasting, Cumulus Licensing, Cumulus
             Wireless, HMH Broadcasting Inc., a Kentucky corporation and
             HMH Realty, LLC.
2.6****      Stock Purchase Agreement dated June 15, 1999, among the
             Company and M&F Calendar Holdings, L.P., Kevin C. Whitman,
             nassau Capital Partners L.P., NAS Partners I L.L.C., and
             Philip J. Giordano.
2.7****      Asset Purchase Agreement dated as of June 29, 1999, by and among Cumulus Broadcasting, Cumulus Licensing and Coast
             Radio, L.L.C., a Florida limited liability company.
4.1***       Form of Certificate of Designation with respect to Series A
             Cumulative Exchangeable Redeemable Preferred Stock due 2009.
4.2***       Form of Exchange Debenture Indenture between Cumulus Media
             Inc. and U.S. Bank Trust National Association, as Trustee.
4.3***       Form of Indenture between Cumulus Media Inc. and Firstar
             Bank of Minnesota, N.A., as Trustee.
5.1**        Opinion of Holleb & Coff as to the validity of the Class A common stock.
10.1*        Amended and Restated Credit Agreement among Cumulus Media
             Inc., Lehman Brothers Inc., Barclays Capital and Lehman
             Commercial Paper.
10.2*        Cumulus Media Inc. 1999 Employee Stock Incentive Plan.
10.3*        Cumulus Media Inc. 1999 Executive Stock Incentive Plan.
21.1*        Subsidiaries of Cumulus Media Inc.
23.1*        Consent of PricewaterhouseCoopers LLP.
23.2**       Consent of Holleb & Coff (included in Exhibit 5.1).
23.3*        Consent of Wipfli Ullrich Bertelson LLP.
23.4*        Consent of KPMG LLP.
24.1*        Powers of Attorney, included on page II-4.


- ------------
*      Previously filed.


**     Filed herewith.



*** Incorporated by reference to our Registration Statement on Form S-1 (Registration Statement No. 333-48849) declared effective on June 26, 1998.



**** Incorporated by reference to our Current Report on Form 8-K filed with SEC on November 3, 1999.


ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

             (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 17, 1999.


                                          CUMULUS MEDIA INC.

                                          By:    /s/ RICHARD W. WEENING
                                            ------------------------------------

                                            Richard W. Weening
                                            Executive Chairman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
           /s/ RICHARD W. WEENING              Executive Chairman, Treasurer and    November 17, 1999
- ---------------------------------------------  Director (Principal Executive
             Richard W. Weening                Officer)

           /s/ RICHARD W. WEENING              Executive Vice Chairman and          November 17, 1999
- ---------------------------------------------  Director
Lewis W. Dickey, Jr., by Richard W. Weening,
              Attorney-in-Fact

           /s/ RICHARD W. WEENING              President and Director               November 17, 1999
- ---------------------------------------------
William M. Bungeroth, by Richard W. Weening,
              Attorney-in-Fact

           /s/ RICHARD W. WEENING              Vice President and Chief Financial   November 17, 1999
- ---------------------------------------------  Officer (Principal Accounting
  Richard J. Bonick, by Richard W. Weening,    Officer)
              Attorney-in-Fact

                                               Director                             November   , 1999
- ---------------------------------------------
Ralph B. Everett

           /s/ RICHARD W. WEENING              Director                             November 17, 1999
- ---------------------------------------------
   Robert H. Sheridan, III, by Richard W.
          Weening, Attorney-in-Fact

                                               Director                             November   , 1999
- ---------------------------------------------
Eric P. Robison

                                 EXHIBIT INDEX


EXHIBIT NO.  DESCRIPTION
- -----------  -----------
  1.1**      Form of Underwriting Agreement between the Registrant and
             the Underwriters.
  2.1*       Asset Purchase Agreement and Plan of Reorganization by and
             between Cumulus Media Inc., Broadcast Software International
             Inc. and Ron Burley, dated as of September 15, 1999.
  2.2*       Option Agreement by and between Cumulus Broadcasting
             Company, Inc., Cumulus Licensing Corp., Cumulus Wireless
             Services Inc. and Green Bay Broadcasting Company, Inc.,
             dated as of September 15, 1999.
  2.3****    Asset Purchase Agreement by and between Cumulus
             Broadcasting, Inc., Cumulus Licensing Corp., Cumulus
             Wireless Services Inc., C.F. Radio, Inc., Cape Fear Radio,
             LLC, Cape Fear Broadcasting Company and Cape Fear Tower
             Systems, LLC dated as of September 23, 1999.
  2.4****    Asset Purchase Agreement dated as of April 2, 1999, by and between Cumulus Broadcasting, Cumulus Licensing, Cumulus
             Wireless and Phillips Broadcasting Company, Inc.
  2.5****    Asset Purchase Agreement dated as of March 9, 1999 by and
             between Cumulus Broadcasting, Cumulus Licensing, Cumulus
             Wireless, HMH Broadcasting Inc., a Kentucky corporation and
             HMH Realty, LLC.
  2.6****    Stock Purchase Agreement dated June 15, 1999, among the
             Company and M&F Calendar Holdings, L.P., Kevin C. Whitman,
             nassau Capital Partners L.P., NAS Partners I L.L.C., and
             Philip J. Giordano.
  2.7****    Asset Purchase Agreement dated as of June 29, 1999, by and among Cumulus Broadcasting, Cumulus Licensing and Coast
             Radio, L.L.C., a Florida limited liability company.
  4.1***     Form of Certificate of Designation with respect to Series A
             Cumulative Exchangeable Redeemable Preferred Stock due 2009.
  4.2***     Form of Exchange Debenture Indenture between Cumulus Media
             Inc. and U.S. Bank Trust National Association, as Trustee.
  4.3***     Form of Indenture between Cumulus Media Inc. and Firstar
             Bank of Minnesota, N.A., as Trustee.
  5.1**      Opinion of Holleb & Coff as to the validity of the Class A common stock.
 10.1*       Amended and Restated Credit Agreement among Cumulus Media
             Inc., Lehman Brothers Inc., Barclays Capital and Lehman
             Commercial Paper.
 10.2*       Cumulus Media Inc. 1999 Employee Stock Incentive Plan.
 10.3*       Cumulus Media Inc. 1999 Executive Stock Incentive Plan.
 21.1*       Subsidiaries of Cumulus Media Inc.
 23.1*       Consent of PricewaterhouseCoopers LLP.
 23.2**      Consent of Holleb & Coff (included in Exhibit 5.1).
 23.3*       Consent of Wipfli Ullrich Bertelson LLP.
 23.4*       Consent of KPMG LLP.
 24.1*       Powers of Attorney, included on page II-4.


- ---------------

*      Previously filed.

**     Filed herewith.


*** Incorporated by reference to our Registration Statement on Form S-1 (Registration Statement No. 333-48849) declared effective on June 26, 1998.



**** Incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 3, 1999.